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                                                                     EXHIBIT 3.5

                  TAKECARE ADMINISTRATIVE SERVICES CORPORATION

                                   B Y L A W S



                                    ARTICLE I

                                     OFFICES

        Section 1.1 Registered Office. The registered office shall be in the City of Indianapolis, State of Indiana.

        Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Indiana, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        Section 2.1 Annual Meeting. An annual meeting of shareholders of the corporation shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

        Section 2.2 Special Meetings. Special meetings of the shareholders for any purpose whatsoever may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting.

        Section 2.3 Place of Meetings. All meetings of shareholders for any purpose or purposes may be held at such places, within or without the State of Indiana, as may from time to time be fixed by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.4 Notice. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her, or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


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        Section 2.5 Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the shareholders.

        Section 2.6 Voting of Shares. Except as otherwise provided by statute or the articles of incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock standing in his or her name on the record books of shareholders of the corporation on the date on which such notice of the meeting is mailed, unless some other day is fixed by the board of directors for the determination of shareholders of record.

        Section 2.7 Voting List. The officer who has charge of the stock transfer books for shares of the corporation shall prepare at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

        Section 2.8 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

        Section 2.9 Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting, the notice thereof, and the vote of shareholders can be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereof were present and voted, provided that prompt notice must be given to all shareholders of the taking of corporation action without a meeting by less than unanimous written consent.

        Section 21.0 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporation action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.


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                                   ARTICLE III

                                    DIRECTORS

        Section 3.1 Powers of Directors. The business and affairs of the corporation shall be managed by its board of directors which shall have and may exercise all such powers of the corporation, subject to the restrictions imposed by law, the certificate of incorporation, or these bylaws.

        Section 3.2 Number and Qualification. The number of members of the board of directors shall be fixed by the board of directors from time to time. Directors need not be residents of Indiana or shareholders of the corporation.

        Section 3.3 Election and Term of Office. The directors shall be elected annually by the shareholders, except as provided in Section 3.4 of these bylaws. Each director shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected or until his or her earlier death, resignation, or removal. The board of directors may, by resolution, appoint one of its members as chairman to preside over meetings of the board of directors.

        Section 3.4 Vacancies. Any vacancy occurring in the board of directors by reason of death, resignation, or removal may be filled only by affirmative vote of the holders of a majority of the outstanding voting stock of the corporation. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or until his or her death, resignation, retirement, disqualification, or removal.

        Section 3.5 Resignation of Directors. Any director may resign from office at any time by delivering a written resignation to the secretary of the corporation, and such resignation shall be effective upon delivery of such resignation to the secretary.

        Section 3.6 Removal of Directors. Any director may be removed with or without cause at any time by the shareholders.

        Section 3.7 Place of Meetings. Regular or special meetings of the board of directors may be held without notice at such times and places as may be designated from time to time as may be determined by the board of directors.

        Section 3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time as may be determined by the board of directors.

        Section 3.9 Special Meetings. Special meetings of the board of directors may be called by the president or a majority of directors on 48 hours notice to each director, either personally or by telephone, mail, telegram or other means of telecommunications. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.


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        Section 3.10 Quorum of Directors. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act or a majority of the directors present at any meeting at which there is a quorum shall be an act of the board of directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

        Section 3.11 Committees. The board of directors may, by resolution passed by a majority of the entire board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the corporation. Any such designated committee shall have and may exercise such of the powers and authority of the board of directors in the management of the business and affairs of the corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the board of directors in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution of the corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the corporation and, unless such resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock. The board of directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

        Section 3.12 Compensation of Directors. The board of directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees of the board of directors. The board of directors shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the board of directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

        Section 3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all of the members of the board of directors or such committee, as the case may be.

        Section 3.14 Minutes of Meetings. The board of directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the corporation. Committees of the board of directors shall maintain a separate record of the minutes of their proceedings.


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                                   ARTICLE IV

                         NOTICES AND TELEPHONE MEETINGS

        Section 4.1 Notice. Any notice to directors or shareholders shall be in writing and shall be delivered personally or by mail, telegram, telex, cable, telecopier or similar means to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

        Section 4.2 Waiver of Notice. Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any shareholder, director, or committee member of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 4.3 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

        Section 5.1 Officers. The corporation shall have a president and a secretary and such other officers and assistant officers as the board may deem desirable to conduct the affairs of the corporation. Any two or more offices may be held by the same person. No officer need be a shareholder or a director.

        Section 5.2 The President. The president shall subject to the powers of the board of directors and shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president


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shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

        Section 5.3 Vice-President. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws, may, from time to time, prescribe.

        Section 5.4 The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or law; shall have such powers and perform such duties as the board of directors, the chairman of the board, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation, and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

        Section 5.5 The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the present and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the chairman of the board, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other


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powers as the board of directors, the president or treasurer may, from time to time, prescribe

        Section 5.6 Removal and Resignation. Any officer appointed by the board of directors may be removed by the board of directors whenever, in the judgment of the board of directors, the best interests of the corporation will be served thereby. Any officer may resign at any time by giving written notice therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.7 Term and Vacancies. The officers of the corporation shall hold office until their successors are elected or appointed, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the board of directors.

        Section 5.8 Compensation. The salaries of all officers of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the board of directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he or she is also a director of the corporation.

                                   ARTICLE VI

                          CERTIFICATES AND SHAREHOLDERS

        Section 6.1 Certificates for Shares. The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law and the certificate of incorporation. Every certificate for shares issued by the corporation must be signed by the President and the Secretary of the corporation. Any or all of the signatures on the face of the certificate may be facsimile. Such certificates shall bear a legend or legends in the form and containing the restrictions to be stated thereon by the Indian Business Corporation Law (the "Indiana Code"), other provisions of law, the articles of incorporation or these bylaws. Certificates shall be consecutively numbered and shall be entered as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of such shares, and such other matters as may be required by law, the certificate of incorporation or these bylaws.

        Section 6.2 Lost, Stolen, or Destroyed Certificates. The board of directors, the executive committee, or the president of the corporation may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate the board of directors, the executive committee or the president may require the owner of such lost, stolen or destroyed certificate, or his or hr legal representative, to advertise the same in such manner as it or he or she shall require and/or give the corporation a bond in


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such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 6.3 Transfer of Shares. Shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by the holder's duly authorized attorneys or legal representatives. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

        Section 6.4 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

        Section 7.1 Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the applicable statutes and of the certificate of incorporation, may be declared by the board of directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, or in any combination thereof.

        Section 7.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time in their sole and absolute discretion think proper as a reserve to meet contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

        Section 7.3 Signature on Negotiable Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

        Section 7.5 Books of the Corporation. The books of the corporation may be kept, subject to the provisions of the applicable statutes, within or outside of the State of


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Delaware, at such place or places as may from time to time be designated by the board of directors or as the business of the corporation may require.

        Section 7.6 Seal. The seal, if any, of the corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the corporation.

        Section 7.7 Securities of Other Corporations. Unless otherwise ordered by the board of directors, the president or the secretary of the corporation shall have full power and authority on behalf of the corporation to attend, to vote and to grant proxies to be used at any meeting of shareholders of such other corporation in which the corporation may hold stock. The board of directors may confer like powers upon any other person or persons.

        Section 7.8 Fixed Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

        Section 7.9 Amendment. The power to alter, amend, or repeal these bylaws or to adopt new bylaws is vested in the board of directors.

        Section 7.10 Right to Indemnification.

        (A) Each person (hereinafter an "indemnitee") who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she was a director, officer or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust of other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Indiana Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue with respect to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any


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such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Indiana Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advance if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

        (B) If a claim under paragraph (A) of this section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Indiana Code. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Indian Code, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

        (C) The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, by agreement by vote of shareholders or by disinterested directors or otherwise.

        (D) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss,


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whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Indiana Code.

        Section 7.11 Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        Section 7.12 Headings. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

        The undersigned officer of the corporation hereby confirms that the above bylaws were duly adopted as the bylaws of the corporation as of the 4th day of May, 1992.


                                            /s/ Dennis Gates
                                            -----------------------------------
                                            Dennis L. Gates
                                            Secretary and Treasurer





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                          FIRST AMENDMENT TO BYLAWS OF
                  TAKECARE ADMINISTRATIVE SERVICES CORPORATION

        THIS FIRST AMENDMENT TO BYLAWS OF TAKECARE ADMINISTRATIVE SERVICES CORPORATION ("First Amendment"), is executed this 30th day of May, 1997, with reference to the following facts:

                                    RECITALS

        WHEREAS, TakeCare Administrative Services Corporation (the "Corporation") has adopted the bylaws, dated May 4, 1992, as the official bylaws of the Corporation, attached hereto as Exhibit A;

        WHEREAS, on May 30, 1997, the board of directors and the sole shareholder of the Corporation approved of the Articles of Amendment to the Restated Articles of Incorporation to change the corporate name to PacifiCare Health Plan Administrators, Inc.; and

        WHEREAS, upon filing the Articles of Amendment with the Indiana Secretary of State, the board of directors and sole shareholder of the Corporation deem it advisable and in the best interest of the Corporation to amend the Corporation's bylaws to reflect the change in the corporate name.

        NOW, THEREFORE, the Corporation's bylaws are amended as follows:

        1. All references in the Corporation's bylaws to the corporate name "TakeCare Administrative Services Corporation " shall be replaced with the corporate name "PacifiCare Health Plan Administrators, Inc.."

        2. Except as amended hereby, the Corporation's bylaws are not further amended, modified or revised.

        3. This First Amendment shall be effective on the date the Articles of Amendment is filed with the Indiana Secretary of State. In the event that the Articles of Amendment is not approved by any regulatory agency with jurisdiction over the Corporation, this First Amendment is null and void. Otherwise, the Corporation's bylaws, as amended by the First Amendment, shall remain in full force and effect and shall be enforced in accordance with their terms.

        4. The official bylaws of the Corporation shall consist of the bylaws adopted on May 4, 1992 and this First Amendment adopted on May 30, 1997. Any reference to the term "bylaws" shall mean and refer to the bylaws as amended by the First Amendment.

                          SECOND AMENDMENT TO BYLAWS OF
                   PACIFICARE HEALTH PLAN ADMINISTRATORS, INC.

        THIS SECOND AMENDMENT TO THE BYLAWS OF PACIFICARE HEALTH PLAN ADMINISTRATORS, INC. (this "Second Amendment"), is effective as of January 1, 1999, with reference to the following facts:

                                    RECITALS

        WHEREAS, PacifiCare Health Plan Administrators, Inc. (the "Corporation") has adopted the Bylaws, dated May 4, 1992, as the official bylaws of the Corporation, (the "Original Bylaws");

        WHEREAS, as of May 30, 1998, the Original Bylaws were amended to reflect the change in the Corporation's name pursuant to that certain First Amendment to Bylaws of Takecare Administrative Services Corporation (the "First Amendment");

        WHEREAS, the Board of Directors deems it advisable and in the best interest of the Corporation to further amend the Corporation's Bylaws.

        NOW, THEREFORE, the Bylaws are amended as follows:

1.      Amendments to the Restated Bylaws.

        Article V of the Corporation's Bylaws is amended by adding a new section
        5.9 as follows:

               Section 5.9 Establishment of Divisions within the Corporation and Division Officers. From time to time, the Board of Directors may establish any number of operational divisions of the Corporation as the Board of Directors may deem necessary, advisable, or appropriate for the conduct of the affairs of the Corporation and the affiliates which it manages (collectively, the "Divisions") and may designate such officer(s) and agents as the Board of Directors may deem appropriate to conduct the affairs of the Corporation's Divisions (collectively, the "Division Officers"). Each Division Officer shall perform such duties and shall have such powers as the Board of Directors or these bylaws, may from time to time, prescribe; provided, however, that the duties and powers of each Division Officer shall be limited to the business and affairs of the particular Division for which the Division Officer is appointed. In the event that only one Division Officer is appointed for a Division, such Division Officer shall, subject to the ultimate authority of the Corporation's Board of Directors, have the authority to designate such subordinate officers or agents to serve within his or her Division as he or she may deem appropriate to conduct the business and affairs of the Division, provided, however, that the duties and powers of each such officer shall be limited to the business and affairs of the Division.

2. Effect of this Second Amendment. Except as amended by this Second Amendment, the Corporation's Bylaws shall not be further amended, modified, or revised and the Bylaws, as amended by the First Amendment and as hereby amended, shall continue in full force and effect and shall be enforced in accordance with their terms.

3. Bylaws. The official bylaws of the Corporation shall consist of the Original Bylaws, the First Amendment, and this Second Amendment. Any reference to the term Bylaws shall mean and refer to the Original Bylaws as amended by the First Amendment and this Second Amendment.